Exhibit 10.5

Dated 5 October 2010

The persons whose names and

addresses are set out in Schedule 1

(Vendors)

and

Zuoan Fashion Limited

(Purchaser)

Share Exchange Agreement relating to

Fast Boost Holdings Limited

This Share Exchange Agreement is made on the 5th day of October 2010

BETWEEN:

(1)                                  The persons whose names and addresses are set out in Schedule 1 (the “Vendors”); and

(2)                                  Zuoan Fashion Limited, a company incorporated under the laws of Cayman Islands with its registered office at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Purchaser”).

RECITALS

(A)                              The parties intend that a corporate reorganisation of a group of companies involving Fast Boost Holdings Limited will take place whereby the Company will become a wholly-owned subsidiary of the Purchaser.

(B)                                Pursuant to the corporate reorganisation, the Vendors will sell to the Purchaser and the Purchaser will purchase from the Vendors the entire issued share capital of the Company subject to and upon the terms and conditions of this Agreement.

OPERATIVE PROVISIONS

1.                                       Interpretation

1.1                                 In this Agreement and the Schedules hereto the following words and expressions shall, where the context so admits, bear the following meanings:

“Agreement”	this Share Exchange Agreement;

“Business Day”	a day (not being a Saturday or Sunday) on which banks generally are open for business in the PRC;

“Companies Law”	The Companies Law (Law 3 of 1961, as consolidated and revised) of the Cayman Islands;

“Company”	Fast Boost Holdings Limited, a company incorporated under the laws of the British Virgin Islands, further particulars of which are set out in Part A of Schedule 2;

“Completion”	completion of this Agreement as provided in Clause 4 below;

“Completion Date”	the date of signing hereof or such later date as shall be agreed between the Parties;

“Consideration Shares”	19,900 Ordinary Shares of US$1.00 each in the share capital of the Purchaser to be issued and allotted in exchange for the Sale Shares;

“Disclosed”	matter(s) as set out in Schedule 3;

“Group”	the Company and the Subsidiaries;

“Parties”	the parties to this Agreement and “Party” means any of them;

“PRC”	The People’s Republic of China;

“Sale Shares”	20,000 Ordinary Shares of US$0.01 each in the capital of the Company constituting the entire issued share capital thereof;

“Subsidiaries”	Champion Goal Holdings Limited and Zuoan Dress Co., Ltd. Shishi, further particulars of which are set out in Part B and Part C of Schedule 2; and

“US$”	United States dollars, the lawful currency of the United States.

1.2                                 Words and expressions defined in the Companies Law shall (unless the context clearly does not so permit) bear the same meanings where used in this Agreement.

1.3                                 The ejusdem generis rule of construction shall not apply to this Agreement and accordingly general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts matters or things.

1.4                                 Words importing the singular shall include the plural and vice versa and words importing any gender shall include all other genders and references to persons shall include corporations and unincorporated associations.

1.5                                 References in this Agreement to any agreed draft document or any document in agreed form are references to the document described in the form of the draft agreed between the parties and initialled by them for identification purposes.

1.6                                 References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively amended consolidated extended or re-enacted from time to time and shall include the corresponding provisions of any earlier legislation (whether repealed or not) and any orders regulations instruments or other subordinate legislation made from time to time under the statute concerned.

1.7                                 References to this Agreement shall include the Schedules hereto which shall form part hereof and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.8                                 The Clause headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

1.9                                 The obligations of the Vendors shall, save where the context expressly requires to the contrary, be several.

2.                                       Agreement to sell and purchase

2.1                                 On and subject to the terms of this Agreement, each of the Vendors as beneficial owners shall sell those of the Sale Shares set against their respective names in column (2) of Schedule 1 and the Purchaser agrees to purchase the same in each case free from all, saved as Disclosed, liens, charges, encumbrances and other equities of any description and together with all rights and benefits now and hereafter attaching thereto, including (without limitation) all rights to dividends and other distributions hereafter paid declared or made in respect of the Sale Shares.

2.2                                 The Vendors hereby waive all right of first refusal, co-sale rights, liquidation preference rights, pre-emption and similar or other rights over the Sale Shares or any of them or any proceeds deriving therefrom to which they or any other person may be entitled under the Memorandum of Association and Articles of Association of the Company or otherwise in relation to the sale and purchase of the same hereunder.

2.3                                 Nothing in this Agreement shall oblige the Purchaser to buy any of the Sale Shares or otherwise complete the transaction contemplated by this Agreement unless the sale and purchase of all of the Sale Shares are completed simultaneously.

3.                                       Consideration

The consideration payable by the Purchaser to the Vendors for the Sale Shares shall be satisfied or deemed to have been satisfied in full by the Purchaser allotting and issuing to each Vendor or any entity controlled by the respective Vendor as he, she or it may direct, the number of Consideration Shares as set against his, her or its respective name in Column (3) of Schedule 1 credited as fully paid and crediting as fully paid the 100 nil paid Ordinary Shares in the Purchaser held by Fame Brilliant Group Limited.

4.                                       Completion

4.1                                 Unless otherwise agreed, Completion shall take place at the offices of the Company’s principal place of business on or before 5:00 p.m. on the Completion Date.

4.2                                 On Completion:

(a)                                  the Vendors shall deliver to the Purchaser:

(i)                                     duly executed transfers of the Sale Shares in favour of the Purchaser together with the share certificates therefor or an indemnity in a form reasonably required by the Purchaser in the case of any missing share certificates; and

(ii)                                  all the constitutive documents of each of the members of the Group, including (without limitation) the certificates of incorporation, certificates of incorporation on change of name (if any), memorandum and articles of association, the common seals and company chops, minute books, registers of members and registers of directors (both duly written up to date), share certificate books and all other statutory records and documents of each member of the Group; and

(b)                                 the Vendors shall procure that a written resolution of all directors of the Company be passed at which the following shall be approved:

(i)                                     the transfers of the Sale Shares;

(ii)                                  the entry of the name of the Purchaser into the register of members of the Company; and

(iii)                               all such other business as the Purchaser shall reasonably require to vest in the Purchaser the beneficial ownership of the Sale Shares.

4.3                                 Subject to the conclusion of the matters referred to in Clause 4.2 above, the Purchaser shall within three Business Days from the Completion Date:

(i)                                     issue and allot the Consideration Shares, credited as fully paid to each of the Vendors or as he/it may direct in writing as set out in Clause 3 above;

(ii)                                  credit as fully paid the 100 shares issued nil paid to Fame Brilliant Group Limited as set out in Clause 3 above; and

(iii)                               deliver to the Vendors a copy of the register of members of the Purchaser evidencing the issue and allotment of the relevant number of the Consideration Shares to the Vendors or their named allottees respectively and the credit of the 100 nil paid Ordinary Shares in the Purchaser held by Fame Brilliant Group Limited.

5.                                       Vendors Warranties

Each of the Vendors hereby represents warrants and undertakes to the Purchaser that:

(i)                                     he/it has full power and authority and has obtained all necessary consents waivers and licences to enter into and perform the obligations to be performed by each of them under or pursuant to this Agreement and any agreement to be entered into by each of them as herein mentioned;

(ii)                                  each of the Vendors is the absolute beneficial owner of the number of Sale Shares (or otherwise has full power to sell and transfer to the Purchaser full legal and beneficial interest in the number of Sale Shares and beneficial ownership of the number of Sale Shares) set against their respective names in column (2) of Schedule 1 as the case may be and each of the Sale Shares is and will at Completion be free from, save as Disclosed, all charges liens encumbrances and equities whatsoever; and

(iii)                               consent from Phillip Ventures Enterprise Fund 2 Ltd. has been obtained for the transfer of the Sale Shares held by Fame Brilliant Group Limited to the Purchaser.

6.                                       Further Assurance

The Vendors hereby agree to do any such further acts documents and things as the Purchaser may reasonably require to vest in the Purchaser (or as it shall direct) the beneficial ownership of the Sale Shares free from all, saved as Disclosed, charges, liens encumbrances and other adverse interests and to vest the benefit of this Agreement in the Purchaser.

7.                                       Survival of Agreement

This Agreement (and in particular the warranties representations covenants agreements and undertakings of the Vendors hereunder) shall, insofar as the terms hereof remain to be performed or are capable of subsisting, remain in full force and effect after and notwithstanding Completion.

8.                                       Successors and Assigns

This Agreement shall not be assignable by the Vendors (save as expressly permitted herein) but shall be binding upon and enure for the benefit of each Party’s successors in title.

9.                                       Announcements

Save in respect of statutory returns or matters required to be disclosed by law or other governmental or regulatory authorities or in connection with the proposed listing of the share capital of the Purchaser, none of the parties hereto shall make any press statement or other public announcement in connection with this Agreement without the prior written approval of the text of such statement or announcement by the Purchaser.

10.                                 Notices

Any notice required to be given hereunder shall be in writing and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this clause).  Any notice sent by post as provided in this clause shall be deemed to have been served five Business Days after despatch and any notice sent by facsimile as provided in this clause shall be deemed to have been served at the time of despatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly despatched to a current facsimile number of the addressee.

To the Vendors

Name	:	Fame Brilliant Group Limited
Address	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Fax	:	852-28690088

Name	:	Joyous Fly International Limited
Address	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Fax	:	852-28690088

Name	:	Splendid Pearl International Limited
Address	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Fax	:	852-28690088

Name	:	Head Park Holdings Limited
Address	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Fax	:	852-28690088

To the Purchaser

Name	:	Zuoan Fashion Limited
Address	:	Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands
Fax	:	86-595-88505229

11.                                 General

11.1                           The obligations and liabilities of any Party hereto shall not be prejudiced released or affected by any time or forbearance or indulgence release or compromise given or granted by any person to whom such obligations and liabilities are owed or by any other person to such Party or any other Party so obliged or liable nor by any other matter or circumstance which (but for this provision) would operate to prejudice release or affect any such obligations except an express written release by all the parties to whom the relevant obligations and liabilities are owed or due.

11.2                           This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

11.3                           This Agreement represents the entire agreement between the Parties and it may only be varied by written document signed by all the Parties.

11.4                           Except where expressly provided to the contrary, the rights and remedies reserved to the Parties or any of them under any provision of this Agreement or in any document to be executed pursuant hereto shall be in addition and without prejudice to any other rights or remedies available to such Parties whether under this Agreement or any such document by statute common law or otherwise.

11.5                           This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands and the parties hereby irrevocably undertake to submit themselves to the non-exclusive jurisdiction of the courts of the Cayman Islands.

IN WITNESS whereof this Agreement has been duly executed by each of the Parties the day and year first before written.

The Vendors

SIGNED by Or Siu Fong	)
for and on behalf of Fame Brilliant Group	)
Limited	)
/s/ Or Siu Fong

SIGNED by Hung Kam Nog for and on behalf	)
of Joyous Fly International Limited	)
)
/s/ Hung Kam Nog

SIGNED by Cai Huatan for and on behalf of	)
Splendid Pearl International Limited	)
)
/s/ Cai Huatan

SIGNED by Yung Tin Yuet for and on behalf	)
of Head Park Holdings Limited	)
)
/s/ Yung Tin Yuet

The Purchaser

SIGNED by Hung Kam Shan, director	)
for and on behalf of	)
Zuoan Fashion Limited	)
/s/ Hung Kam Shan

SCHEDULE 1

VENDORS

Name and address of Vendors		No. of Sale Shares	No. of Consideration Shares

1	Fame Brilliant Group Limited P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	15,408	15,308

2	Joyous Fly International Limited P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	890	890

3	Splendid Pearl International Limited P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	2,222	2,222

4	Head Park Holdings Limited P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	1,480	1,480

	Total	20,000	19,900

SCHEDULE 2

Part A                     FAST BOOST HOLDINGS LIMITED

Incorporation date	:	8th February 2008

Place of Incorporation	:	British Virgin Islands

Authorised share capital	:	5,000,000 shares of a single class each with a par value of US$0.01

Issued share capital	:	20,000 shares of a single class each with a par value of US$0.01

Shareholders	:	As set out in Schedule 1

Director	:	Fame Brilliant Group Limited

Part B                     CHAMPION GOAL HOLDINGS LIMITED

Incorporation date	:	4 July 2008

Place of Incorporation	:	Hong Kong

Authorised capital	:	10,000 shares of a single class each with par value of HK$1.00

Issued share capital	:	2 shares of a single class each with a par value of HK$1.00

Shareholder	:	Name	% of equity interest held

		Fast Boost Holdings Limited	100%

Director		Hung Kam Shan

Part C                     ZUOAN DRESS CO., LTD. SHISHI

Incorporation date	:	29 April 2002

Place of Incorporation	:	The People’s Republic of China

Registered capital	:	RMB3,500,000

Shareholder	:	Champion Goal Holdings Limited

Director		Hung Kam Shan

SCHEDULE 3

1.                       15,408 shares of the Sale Shares, which are held by Fame Brilliant Group Limited, are charged in favor of Phillip Ventures Enterprise Fund 2 Ltd. pursuant to the deeds of charge dated 24 December 2008 and 22 January 2010 entered by Fame Brilliant Group Limited.